SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2010
NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.07	Submission of Matters to a Vote of Security Holders
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1:	PRESS RELEASE

Item 5.07	Submission of Matters to a Vote of Security Holders

At a Special Meeting of Stockholders on December 20, 2010 (“Special Meeting”), NewAlliance Bancshares, Inc. (“NewAlliance”) stockholders voted to adopt the Agreement and Plan of Merger, dated as of August 18, 2010, and as amended as of September 27, 2010, by and among NewAlliance, First Niagara Financial Group, Inc. and FNFG Merger Sub, Inc. (the “Merger Agreement”) and to approve the underlying merger of FNFG Merger Sub, Inc. with and into NewAlliance (the “Merger”).  Stockholders cast votes as follows:

For	Against	Abstain	Broker non-votes

75,985,705	4,738,265	168,223	0

In connection with the Special Meeting, NewAlliance also solicited proxies with respect to a proposal to adjourn the Special Meeting at a later date or time, if necessary or appropriate, in the event there were not sufficient votes in favor of the Merger Agreement and the Merger at the time of the Special Meeting.  The adjournment proposal was withdrawn and not submitted to the stockholders of NewAlliance for approval at the Special Meeting because NewAlliance stockholders approved the Merger Agreement and the Merger, as noted above.

A copy of the press release announcing the results is included as exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWALLIANCE BANCSHARES, INC.

By: /s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and Chief Financial Officer

Date: December 20, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1:	The Company issued a Press Release dated December 20, 2010.